Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-286356

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 25, 2025)

BitFuFu Inc.

Up to $150,000,000 of Class A Ordinary Shares

We have entered into a Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc., Cantor Fitzgerald & Co., Northland Securities, Inc. and Roth Capital Partners, LLC (together, the “Agents” and each, an “Agent”), dated June 10, 2025, relating to the sale of our Class A Ordinary Shares, par value $0.0001 per share (the “Class A Ordinary Shares”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Class A Ordinary Shares having an aggregate offering price of up to $150,000,000 from time to time through or to one or more of the Agents, as designated by us.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific number or amount of our Class A Ordinary Shares, but will act as our Agents using commercially reasonable efforts, consistent with their normal trading and sales practices on mutually agreed terms between the Agents, on the one hand, and us, on the other hand. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agents will be entitled to a commission in an amount up to 3.0% of the gross sales price per share sold through the Sales Agreement. In connection with the sale of our Class A Ordinary Shares on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act. We have also agreed to reimburse certain of the Agents’ expenses in connection with the offering as further described in the “Plan of Distribution (Conflicts of Interest)” section beginning on page S-19 of this prospectus supplement.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “FUFU.” On June 6, 2025, the last reported sale price of our Class A Ordinary Shares was $3.52 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. We are also a “foreign private issuer” as defined in the Securities and Exchange Act of 1934, as amended. Additionally, we are a “controlled company” as defined under the Corporate Governance Rules of Nasdaq. See “Our Company—Implications of Being an Emerging Growth Company”, “—Implications of Being a Foreign Private Issuer Status” and “—Implications of Being a Controlled Company” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

Investing in our Class A Ordinary Shares involves risks that are described in the “Risk Factors” section of this prospectus supplement beginning on page S-7. You should carefully read and consider these risk factors as well as the risk factors that are incorporated by reference into this prospectus supplement from our filings with the Securities and Exchange Commission (the “SEC”) before investing in any of our Class A Ordinary Shares.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued pursuant to this prospectus supplement and the accompanying prospectus or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities	Cantor

Northland Capital Markets	Roth Capital Partners

The date of this prospectus supplement is June 10, 2025

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of our Class A Ordinary Shares having an aggregate offering price of up to $150,000,000 pursuant to this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering. We urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference” before buying any shares of the Class A Ordinary Shares being offered.

We provide information to you about this offering of our Class A Ordinary Shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering, and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the Agents have authorized any other person to provide you with different or additional information. Neither we nor the Agents take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement or such other date stated in this prospectus supplement, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus supplement contains summaries of certain provisions contained in some of the documents described in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus supplement have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described under “Where You Can Find Additional Information.”

The distribution of this prospectus supplement and the offering of our Class A Ordinary Shares in certain jurisdictions may be restricted by law. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Our name, logos and other trademarks and service marks of the Company appearing in this prospectus supplement are our property. This prospectus supplement contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Except as otherwise indicated or required by context, references in this prospectus to “we,” “us,” “our,” “our company,” “BitFuFu” and “the Company” are to BitFuFu Inc. and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements relating to:

●	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends and acceptance, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

●	anticipated trends, growth rates, and challenges in the digital assets industry in general and the markets in which we operate;

●	our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business in Singapore, the United States and other international markets;

●	the outcome of any legal proceedings that may be instituted against us and others following the Business Combination;

●	our ability to recognize the anticipated benefits of the Business Combination;

●	our management and board composition;

●	our ability to maintain listing status on Nasdaq;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and

●	the other matters described under “Item 3. Key Information—D. Risk Factors” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Moreover, we operate in an evolving environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the applicable document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our securities, you should carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in our Class A Ordinary Shares. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, especially the section entitled “Risk Factors” and the financial statements and related notes thereto and the other documents to which this prospectus supplement refers. Some of the statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” for more information.

Our Company

We are a world-leading Bitcoin miner and mining services innovator, committed to empowering the global Bitcoin network through its industry-leading cloud mining platform, rapidly scaling infrastructure, and innovative mining services. We make available a variety of stable and intelligent digital asset mining solutions, including one-stop cloud-mining services and miner hosting services to institutional customers and individual digital asset enthusiasts. In addition, we have access to a fleet of advanced Bitcoin miners for efficient cloud-mining service for our customers and self-mining for our own account, allowing us to seamlessly adjust business strategies and reduce risk exposure. Leveraging our strategic collaboration with Bitmain Technologies, Ltd., a world-leading cryptocurrency mining hardware manufacturer, we are able to secure a stable supply of advanced AntMiner S21 series.

Our innovative technologies are one of the key drivers to ensure our leadership position in the global digital asset mining industry. Our proprietary Aladdin system handles ultra-large scale management and dispatching of hash calculations, and has the maximum capacity to simultaneously connect millions of miners and to provide services that resolve critical mining problems arising from scalability, efficiency, authenticity, and securing hash calculations.

We experienced rapid growth during the three years ended December 31, 2024. Our revenues increased from $198.2 million in 2022 to $284.1 million in 2023 and further to $463.3 million in 2024. For the three months ended March 31, 2025, due to the Bitcoin mining “halving event” occurred in April 2024, increase in blockchain network difficulty and the temporary decrease in the Company’s hashrate under management, our revenues were $78.0 million, an decrease of $66.4 million over the same period in 2024. We achieved a net profit of $2.4 million, $10.5 million and $54.0 million in 2022, 2023 and 2024, respectively. For the three months ended March 31, 2025, we achieved a net loss of $16.9 million, compared to net profit $35.3 million in the same period in 2024. In 2022, 2023 and 2024, our adjusted EBITDA was $39.6 million, $41.7 million and $117.9 million, respectively. For the three months ended March 31, 2025, our adjusted EBITDA was negative $10.8 million, compared to positive $49.9 million in the same period in 2024.

As of March 31, 2025, we had mining capacity of 20.6 EH/s, among which 16.3 EH/s were from suppliers or leased miners, 4.2 EH/s were from our self-owned miners and 0.1 EH/s were from customers hosted miners. For the three months ended March 31, 2025, 86% of the average daily mining capacity provided by our self-owned miners were used for self-mining operations, and the rest 14% were used for cloud-mining operations; 88% of the average daily mining capacity provided by the leased miners or third-party suppliers were used for our cloud-mining services, and the rest 12% were used for self-mining operations. The mining capacity provided by customers’ hosted miners was used by the customers themselves for their own mining activities, and we only provided hosting services to those customers. In addition, we had access to approximately 478 MW in hosting capacity at mining facilities in five continents as of March 31, 2025. The registered users of our cloud mining business increased from 188,460 as of December 31, 2022 to 304,270 as of December 31, 2023, and further to 591,751 as of December 31, 2024, and reached 607,377 as of March 31, 2025.

We reported the following unaudited production and mining operation updates as of May 30, 2025:

Bitcoin Holdings and Production

●	Bitcoin Held: 1,709 BTC, a decrease of 199 BTC from April 30, 2025 and of 11 BTC since December 31, 2024, attributable to proactive treasury sales

●	Bitcoin Production: 400 BTC in May 2025, including 357 BTC from cloud mining and 43 BTC from self-mining

Hashrate Overview

●	Total Hashrate Under Management: 34.1 EH/s, a 20.5% month-over-month increase, driven by expanded supplier partnerships and increased hash power from suppliers, attributable to strong demand for cloud mining services.

o	Self-Owned Hashrate: 4.2 EH/s.

o	Hashrate from Third-Party Suppliers and Hosting Customers: 29.9 EH/s.

Power and Infrastructure

●	Total Power Capacity Under Management: 651 MW across five continents, a 15.0% month-over-month increase

Mining Services

●	Cloud Mining Users: 615,559 registered users as of May 30, 2025

Our treasury policy with regard to the sale of digital assets is a result of our assessment of the expected market price of the digital assets and our liquidity needs. In general, digital assets are converted to cash a few months after they are acquired based on first-in-first-out policy.

Corporate Information

We are an exempted company incorporated in the Cayman Islands with limited liability. Our principal executive office is located at 9 Temasek Boulevard, Suntec Tower 2, #13-01, Singapore 038989. Our telephone number is +65 6252 7569. Our corporate website is www.bitfufu.com. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

The SEC maintains a website at www.sec.gov, which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. Additional information about us is included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our most recent Annual Report on Form 20-F filed with the SEC. See “Incorporation of Certain Documents by Reference” in this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., which is located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

Non-GAAP Financial Measures

To supplement our consolidated financial statements which are presented in accordance with U.S. GAAP, we use adjusted EBITDA as an additional non-GAAP financial measure. We define adjusted EBITDA as (i) GAAP net profit/loss, plus (ii) adjustments to add back interest expense/(income), income tax expense/(benefit), depreciation and amortization; and (iii) adjustments for non-recurring items, if any. We present this non-GAAP financial measure because our management uses it to evaluate our performance. We also believe that this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating the consolidated financial results in the same manner as our management and in comparing financial results across accounting periods and to those of our peer companies.

This non-GAAP financial measure adjusts for the impact of items that we do not consider indicative of the operational performance of our business and should not be considered in isolation or construed as an alternative to net profit/loss or any other measure of performance or as an indicator of our future performance. Investors are encouraged to compare this historical non-GAAP financial measure with the most directly comparable U.S. GAAP measures. Adjusted EBITDA presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

The following table sets forth a reconciliation of our adjusted EBITDA to net profit/loss for the periods indicated.

	Three months ended March 31,		Year ended December 31,
	2025	2024	2024	2023	2022
	US$ ’000	US$ ’000	US$ ’000	US$ ’000	US$ ’000
Net (loss) profit	(16,814)	35,308	53,963	10,495	2,442
Add: Interest expenses, net	1,618	1,185	4,704	4,480	2,174
Add: Income tax expense/(benefit)	(1,775)	7,314	7,668	2,183	(666)
Add: Depreciation	6,061	6,097	24,733	24,501	18,157
Add: Impairment loss on mining equipment	—	—	8,076	—	11,850
Add: Share-based Compensation	124	—	26,065	—	—
Add: Impairment loss on assets held by FTX	—	—	—	—	9,827
Minus: Realized fair value gain on digital asset borrowings	—	—	—	—	(4,206)
Minus: Gain on sale of recovery rights on assets held by FTX	—	—	(7,270)	—	—
Adjusted EBITDA	(10,786)	49,904	117,939	41,659	39,578

SUMMARY TERMS OF THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Class A Ordinary Shares Offered by Us	Class A Ordinary Shares having an aggregate offering price of up to $150,000,000.

Ordinary Shares to be outstanding following the Offering

Up to 70,720,251 Class A Ordinary Shares, after giving effect to the sale of 42,613,636 Class A Ordinary Shares in this offering, assuming an offering price of $3.52 per share, which was the last reported sale price per Class A Ordinary Share on Nasdaq on June 6, 2025.(1) The actual number of Class A Ordinary Shares issued will vary depending on the price at which the Class A Ordinary Shares may be sold from time to time.

In addition, we will have 135,000,000 Class B Ordinary Shares outstanding, par value $0.0001 per share, outstanding following this offering. Each Class B Ordinary Share is entitled to five votes per share; each Class A Ordinary Share is entitled to one vote per share. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof.

Plan of Distribution	The Class A Ordinary Shares will be offered through an “at the market offering” that may be made from time to time through or to one or more of the Agents, as designated by the Company. See “Plan of Distribution” on page S-19 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from the sale of our Class A Ordinary Shares pursuant to this offering, if any, for general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors	Investing in our Class A Ordinary Shares involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 20-F.

Nasdaq Symbol	FUFU

(1)	The number of Class A Ordinary Shares to be outstanding after this offering is based on 28,106,615 Class A Ordinary Shares outstanding as of March 31, 2025, which excludes the following as of that date:

●	135,000,000 Class A Ordinary Shares issuable upon conversion of the outstanding Class B Ordinary Shares;

●	7,176,389 warrants to purchase Class A Ordinary Shares (each such warrant, a “Warrant,” entitling its holder to purchase three-fourths of one Class A Ordinary Share at an exercise price of US$11.50 per share, subject to adjustment); a unit purchase option to purchase up to 115,000 units, each of which consists of one Class A Ordinary Share, one Warrant and one right, which upon automatic conversion entitles the holder thereof to receive one-twentieth of one Class A Ordinary Share;

●	an aggregate of 889,591 Class A Ordinary Shares to be issued to three commercial counterparties and Class A Ordinary Shares equal in value to $616,000 to be paid to a lessor during the remainder of 2025; and

●	equity awards to acquire up to 7,157,193 Class A Ordinary Shares to be issued pursuant to the Company’s 2022 Share Incentive Plan.

RISK FACTORS

Investing in our Class A Ordinary Shares offered pursuant to this prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 20-F under the caption “Risk Factors,” in our Current Reports on Form 6-K and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in this prospectus supplement and the accompanying prospectus before acquiring our Class A Ordinary Shares. The occurrence of one or more of the events or circumstances described in such filings, alone or in combination with other events or circumstances, may cause you to lose all or a part of your investment in our Class A Ordinary Shares. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. See “Where You Can Find Additional Information” and “Incorporation by Reference” elsewhere in this prospectus supplement.

Risks Related to This Offering

We will have broad discretion to use the net proceeds from this offering and the investment of these proceeds may not yield a favorable return. We may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under “Use of Proceeds.” However, management could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A Ordinary Shares.

We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell ordinary shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per ordinary share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per ordinary share paid by investors in this offering.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain. Therefore, it is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to any of the Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the designated Agent after delivering a placement notice, if any, will fluctuate based on a number of factors, including the market price of our Class A Ordinary Shares during the sales period, the limits we set with the Agents in any applicable issuance notice and the demand for our Class A Ordinary Shares during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our Class A Ordinary Shares during the sales period, it is currently not possible to predict the number of our Class A Ordinary Shares that will be sold or the aggregate proceeds we will raise in connection with those sales under the Sales Agreement, and we may not sell any shares of Class A Ordinary Shares pursuant to the Sales Agreement.

The Class A Ordinary Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our Class A Ordinary Shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering.

Because we do not expect to pay cash dividends on Class A Ordinary Shares for the foreseeable future, you may not receive any return on investment unless you sell your Class A Ordinary Shares at a price greater than what you paid for them.

It is expected that we will retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, it is not expected that we will pay any cash dividends in the foreseeable future. Our board of directors has discretion as to whether to distribute dividends out of lawfully available funds. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by the board of directors. As a result, you may not receive any return on an investment in the Class A Ordinary Shares unless you sell such shares for a price greater than that which you paid for them.

You may experience immediate and substantial dilution in the book value per ordinary share you purchase.

Because the prices per ordinary share at which ordinary shares are sold in this offering may be substantially higher than the book value per ordinary share, you may suffer immediate and substantial dilution in the net tangible book value of the ordinary shares you purchase in this offering. The ordinary shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of our ordinary shares in the maximum aggregate offering amount of $150,000,000 at an assumed offering price of $3.52 per ordinary share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on June 6, 2025, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of March 31, 2025 would have been approximately $290.5 million, or $1.41 per ordinary share. This represents an immediate dilution of $2.11 in net tangible book value per ordinary share to purchasers of our ordinary shares in this offering and an immediate accretion in as-adjusted net tangible book value of approximately $0.52 per ordinary share to our existing shareholders. See “Dilution” below for a more detailed discussion of the dilution you may incur in connection with this offering.

USE OF PROCEEDS

The amount of net proceeds from this offering will depend upon the number of shares of our Class A Ordinary Shares sold and the market prices at which such shares are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares of our Class A Ordinary Shares under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from the sale of shares of our Class A Ordinary Shares offered by us under this prospectus supplement for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

The amount and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

CERTAIN MATERIAL INCOME TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of Class A Ordinary Shares for a U.S. Holder (as defined below). This discussion address only U.S. Holders that acquire Class A Ordinary Shares in this offering. This discussion is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. holder as a result of the ownership and disposition of Class A Ordinary Shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice.

This discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (whether final, temporary, or proposed) (the “Treasury Regulations”), published administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. U.S. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

This summary is limited to considerations relevant to U.S. Holders that hold Class A Ordinary Shares as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	brokers or dealers in securities or currencies or holders that are traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	expatriates or former citizens or long-term residents of the United States;

●	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

●	any holder that is not a U.S. Holder;

●	holders of Class B Ordinary Shares;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received shares of Class A Ordinary Shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	persons who own (directly or through attribution) 10% or more (by vote or value) of the issued shares of BitFuFu (excluding treasury shares);

●	persons that hold Warrants or other rights to acquire Class A Ordinary Shares; or

●	holders holding Class A Ordinary Shares as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of Class A Ordinary Shares for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election under the Code to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Class A Ordinary Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. This discussion does not address the tax consequences to any such partner or partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of Class A Ordinary Shares.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF CLASS A ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Our Tax Residence for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally is considered a resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, we would generally be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident). Section 7874 of the Code and the Treasury Regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that we should be taxed as a U.S. corporation for U.S. federal income tax purposes under section 7874 of the Code, we would be liable for U.S. federal income tax on our income like any other U.S. corporation, and certain distributions made by us to non-U.S. holders of Class A Ordinary Shares would be subject to U.S. withholding tax at the rate of 30% or such lower rate as provided by an applicable treaty. As a result, taxation as a U.S. corporation could have a material adverse effect on our financial position and results from operations. The section 7874 rules are complex and require analysis of all relevant facts and circumstances, and there is limited guidance and significant uncertainties as to their application.

Under section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, be a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if (1) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation, (2) the non-U.S. corporation’s expanded affiliated group does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities (the “substantial business activities test”), and (3) the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the stock of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation, as determined under complex share ownership rules described below, which are uncertain in their application in many circumstances and are intended to increase the percentage ownership for these purposes (the “Ownership Test”). For this purpose, “expanded affiliated group” generally means the foreign acquiring corporation and all subsidiary corporations in which such foreign corporation owns, directly or indirectly, more than 50% of the stock (by vote and value) after the foreign acquiring corporation’s acquisition of the assets of the U.S. corporation.

We do not expect to satisfy the substantial business activities test, and accordingly, we must determine whether the Ownership Test has been met. Based on the complex rules for determining share ownership under section 7874 of the Code and Treasury Regulations promulgated thereunder and certain factual assumptions, our view is that, we do not expect to satisfy the Ownership Test, and our view is that section 7874 applies in a manner such that we are not treated as a U.S. corporation for U.S. federal income tax purposes.

The application of the Ownership Test is extremely complex. The applicable Treasury Regulations relating to the Ownership Test are subject to significant uncertainty and there is limited guidance regarding their application. Accordingly, our expectation that section 7874 of the Code does not apply to treat us as a U.S. corporation for U.S. federal income tax purposes is subject to challenge, and there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Class A Ordinary Shares

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of Class A Ordinary Shares by U.S. Holders, assuming BitFuFu Inc. is not treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Distribution on Class A Ordinary Shares

Subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” a U.S. Holder generally will be required to include in gross income any distribution of cash or property paid on Class A Ordinary Shares that is treated as a dividend for U.S. federal income tax purposes. A distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Dividends received by non-corporate U.S. Holders from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. The Treasury guidance indicates that shares listed on the Nasdaq will be considered readily tradable on an established securities market in the United States. Although the Class A Ordinary Shares are currently listed on the Nasdaq, there can be no assurance that the Class A Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, we will not constitute a qualified foreign corporation for purposes of these rules if we are a PFIC for the taxable year in which we pay a dividend or for the preceding taxable year. See the discussion below under “— Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by us, calculated by reference to the spot exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss.

To the extent that the amount of any distribution made by us on the Class A Ordinary Shares exceeds our current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s Class A Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Class A Ordinary Shares.” However, we may not calculate earnings and profits in accordance with U.S. federal income tax principles. In such event, a U.S. Holder should expect to generally treat distributions we make as dividends.

Sale, Exchange, Redemption or Other Taxable Disposition of BitFuFu Securities

Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, or other taxable disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Class A Ordinary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the Class A Ordinary Shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Class A Ordinary Shares will generally be treated as U.S. source gain or loss.

Passive Foreign Investment Company Status

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if we, or any of our subsidiaries, is treated as a PFIC for any taxable year during which the U.S. Holder holds Class A Ordinary Shares. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income, or (b) if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. The application of these rules to digital assets and operations relating thereto, including Bitcoin and Bitcoin mining operations, is subject to uncertainty. For example, it is possible that our Bitcoin mining operations could cause us to hold digital assets that are treated as commodities or non-inventory property, the excess of gains over losses from the disposition of which could be treated as passive income. Further, the digital assets themselves could be treated as passive assets.

Whether we or any of our subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of Class A Ordinary Shares and how, and how quickly, we use liquid assets and cash may influence whether we or any of our subsidiaries is treated as PFIC. The Company does not believe that it was a PFIC for the taxable year ended December 31, 2024. However, for the taxable year ending December 31, 2025 and for future taxable years, there can be no assurance that we or any of our subsidiaries will not be treated as a PFIC for any such taxable year. Moreover, we do not expect to provide a PFIC annual information statement for 2025 or going forward, which will preclude U.S. Holders from making or maintaining a “qualified electing fund” election under section 1295 of the Code.

If we were determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Class A Ordinary Shares and, in the case of Class A Ordinary Shares, the U.S. Holder did not make a valid “mark-to-market” election, such U.S. Holder generally will be subject to special rules with respect to: (i) any gain recognized by the U.S. Holder on the sale or other disposition of Class A Ordinary Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such ordinary shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for Class A Ordinary Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. holder recognized gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held Class A Ordinary Shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years.

If a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its Class A Ordinary Shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income each year that we are treated as a PFIC the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of its taxable year over the adjusted basis in its Class A Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Class A Ordinary Shares over the fair market value of its Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously recognized income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Class A Ordinary Shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its Class A Ordinary Shares and for which we are treated as a PFIC.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which the Class A Ordinary Shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter, but no assurances can be given in this regard with respect to the Class A Ordinary Shares. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of Class A Ordinary Shares under their particular circumstances.

If we are a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we were to receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC (even though such U.S. Holder would not receive the proceeds of those distributions or dispositions) or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide any such other information as may be required by the Treasury. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Class A Ordinary Shares should consult their own tax advisors concerning the application of the PFIC rules to Class A Ordinary Shares under their particular circumstances.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends (including constructive dividends) received by U.S. Holders of Class A Ordinary Shares, and the proceeds received on the disposition of Class A Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number and certify that it is not subject to backup withholding (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, by filing the appropriate claim for refund and timely providing the required information to the IRS. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules in their particular circumstances and the availability of and procedures for obtaining an exemption from backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Class A Ordinary Shares. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders who are required to report specified foreign financial assets on IRS Form 8938 and/or foreign bank and financial accounts on FinCEN Report 114 and fail to do so may be subject to substantial penalties.

The discussion of reporting obligations set forth above is not intended to constitute an exhaustive description of all reporting obligations that may apply to a U.S. Holder. A failure to satisfy certain reporting obligations may result in an extension of the period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting obligation. Penalties for failure to comply with these reporting obligations are substantial. U.S. Holders should consult with their own tax advisors regarding their reporting obligations relating to their ownership of Class A Ordinary Shares, including the requirement to file an IRS Form 8938.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Class A Ordinary Shares, nor will gains derived from the disposal of the Class A Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities, except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

DIVIDEND POLICY

Our board of directors has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We do not expect to pay any cash dividends on our Class A Ordinary Shares for the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025, presented on:

●	on an actual basis;

●	on an as adjusted basis to give effect to the receipt of estimated net proceeds of $146.0 assuming the sale of 42,613,636 Class A Ordinary Shares at an assumed offering price of $3.52 per share, which was the closing price per share of our Class A Ordinary Shares on June 6, 2025, after deducting commissions for the Agents and other estimated offering expenses payable by us.

You should read this table together with “Item 5. Operating and Financial Review and Prospects” in our 2024 Annual Report, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2025
	Actual (in thousand dollars)	As Adjusted (in thousand dollars)
		(Unaudited)
Cash & cash equivalents[1]	$21,120	$171,120

Long-term loans	$40,000	$40,000
Long-term payables	$101,301	$101,301
Total interest bearing debts	$141,301	$141,301

Ordinary shares ($0.0001 par value; 500,000,000 shares authorized; 163,106,615 shares issued and outstanding as of March 31, 2025)	$16	$20
Additional paid-in capital	$84,400	$234,396
Noncontrolling Interest	$5,307	$5,307
Retained earnings	$61,298	$61,298
Total shareholders’ equity	$151,021	$301,021

Total capitalization	$292,322	$442,322

The number of Class A Ordinary Shares outstanding as of March 31, 2025 excludes the following as of that date:

●	135,000,000 Class A Ordinary Shares issuable upon conversion of the outstanding Class B Ordinary Shares;

●	7,176,389 warrants to purchase Class A Ordinary Shares (each such warrant, a “Warrant,” entitling its holder to purchase three-fourths of one Class A Ordinary Share at an exercise price of US$11.50 per share, subject to adjustment); a unit purchase option to purchase up to 115,000 units, each of which consists of one Class A Ordinary Share, one Warrant and one right, which upon automatic conversion entitles the holder thereof to receive one-twentieth of one Class A Ordinary Share;

●	an aggregate of 889,591 Class A Ordinary Shares to be issued to three commercial counterparties and Class A Ordinary Shares equal in value to $616,000 to be paid to a lessor during the remainder of 2025; and

●	equity awards to acquire up to 7,157,193 Class A Ordinary Shares to be issued pursuant to the Company’s 2022 Share Incentive Plan.

Furthermore, the table above assumes for illustrative purposes that an aggregate of 42,613,636 Class A Ordinary Shares are sold at an assumed offering price of $3.52 per share. The actual number of Class A Ordinary Shares sold, if any, will vary depending on the actual sales price per share based on prevailing market conditions from time to time during this offering. There is no assurance that we will sell any or all Class A Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus.

[1]	Including restricted cash

DILUTION

If you invest in our Class A Ordinary Shares in this offering, you will experience dilution to the extent of the difference between the public offering price per share and the net tangible book value per share of our Class A Ordinary Shares immediately after this offering.

Our net tangible book value on March 31, 2025 was approximately $144.5 million, or $0.89 per Class A Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Class A Ordinary Shares in this offering and the net tangible book value per share of our Class A Ordinary Shares immediately after this offering.

After giving effect to the assumed issuance and sale of shares of our Class A Ordinary Shares in this offering in the aggregate amount of $150,000,000 at an assumed public offering price of $3.52 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on June 6, 2025, and after deducting the commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of March 31, 2025 would have been $290.5 million, or $1.41 per Class A Ordinary Share. This represents an immediate increase in net tangible book value of $0.52 per Class A Ordinary Shares to our existing shareholders and an immediate dilution of $2.11 per share to purchasers of Class A Ordinary Shares in this offering, as illustrated in the following table:

Assumed public offering price per share		$3.52
Historical net tangible book value per share as of March 31, 2025	$0.89
Increase in as-adjusted net tangible book value per share attributable to this offering	$0.52
As-adjusted net tangible book value per share as of March 31, 2025, after giving effect to this offering		$1.41
Dilution in net tangible book value per share to investors in this offering		$2.11

The table above assumes for illustrative purposes that an aggregate of 42,613,636 Class A Ordinary Shares are sold in this offering at a price of $3.52 per share, the last reported sales price of our Class A Ordinary Shares on The Nasdaq Capital Market on June 6, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices.

The number of Class A Ordinary Shares to be outstanding after this offering is based on 28,106,615 Class A Ordinary Shares outstanding as of March 31, 2025, which excludes the following as of that date:

●	135,000,000 Class A Ordinary Shares issuable upon conversion of the outstanding Class B Ordinary Shares;

●	7,176,389 warrants to purchase Class A Ordinary Shares (each such warrant, a “Warrant,” entitling its holder to purchase three-fourths of one Class A Ordinary Share at an exercise price of US$11.50 per share, subject to adjustment); a unit purchase option to purchase up to 115,000 units, each of which consists of one Class A Ordinary Share, one Warrant and one right, which upon automatic conversion entitles the holder thereof to receive one-twentieth of one Class A Ordinary Share;

●	an aggregate of 889,591 Class A Ordinary Shares to be issued to three commercial counterparties and Class A Ordinary Shares equal in value to $616,000 to be paid to a lessor during the remainder of 2025; and

●	equity awards to acquire up to 7,157,193 Class A Ordinary Shares to be issued pursuant to the Company’s 2022 Share Incentive Plan.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised under our equity incentive plans or we issue additional ordinary shares, other equity securities or convertible debt securities in the future.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with B. Riley Securities, Inc., Cantor Fitzgerald & Co., Northland Securities, Inc. and Roth Capital Partners, LLC on June 10, 2025. Under the terms of the Sales Agreement, we may offer and sell up to $150,000,000 of our Class A Ordinary Shares from time to time through one or more of the Agents, as designated by the Company. Sales of shares of our Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our Class A Ordinary Shares in the United States, sales made to or through a market maker other than on an exchange or otherwise, directly to one or more of the designated Agents as principals, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 6-K and will be incorporated by reference into this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the designated Agent may sell our Class A Ordinary Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may designate the maximum amount of Class A Ordinary Shares to be sold through the designated Agent on a daily basis or otherwise as we and the designated Agent agree and the minimum price per share of Class A Ordinary Shares at which shares of such Class A Ordinary Shares may be sold. We may instruct the designated Agent not to sell Class A Ordinary Shares if the sales cannot be affected at or above the price designated by us from time to time. We or the designated Agent may suspend the offering of Class A Ordinary Shares upon notice and subject to other conditions.

We will pay the Agents a commission, in cash, at a fixed rate of up to 3.0% of the gross sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain specified expenses, including the fees and disbursements of the Agents’ legal counsel in an amount not to exceed (a) $100,000 in connection with the execution of the Sales Agreement and (b) $7,500 per calendar quarter thereafter payable in connection with each representation date with respect to which the Company is obligated to deliver certificates pursuant to the terms of the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation payable to the Agents under the terms of the Sales Agreement, will be approximately $0.3 million.

Settlement for sales of shares of our Class A Ordinary Shares will occur on the business day immediately following the date on which any sales are made, or on such other date that is agreed upon by us and the designated Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A Ordinary Shares as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the designated Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The designated Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Class A Ordinary Shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the Class A Ordinary Shares on our behalf, the designated Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each of the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Class A Ordinary Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and each of the Agents, with respect to itself, may terminate the Sales Agreement at any time upon five (5) days prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to our Form 6-K filed and will be incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find Additional Information” and “Incorporation by Reference” included in this prospectus supplement.

The Agents and certain of their respective affiliates have in the past, and may in the future, provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market-making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement.

EXPENSES

We estimate that the total expenses of this offering payable by us, excluding the Agents’ commissions, will aggregate approximately $0.3 million, as follows:

SEC registration fee	$22,965	[1]
FINRA filing fee	22,750	[1]
Legal fees and expenses	220,000
Accounting fees and expenses	20,000
Miscellaneous	16,000
Total	$301,715

1.	Represents 50% of the initial SEC registration fee of $45,930 and FINRA filing fee of $45,500, respectively, based on the offering of Class A Ordinary Shares pursuant to the shelf registration statement on Form F-3 of $300 million.

LEGAL MATTERS

We are being represented by DLA Piper LLP (US) with respect to certain legal matters of United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this prospectus supplement and legal matters as to Cayman Islands law will be passed upon by Harney Westwood & Riegels. Duane Morris LLP , New York, New York is acting as counsel for the Agents in connection with this offering.

EXPERTS

The consolidated financial statements of BitFuFu Inc. as of December 31, 2024 and 2023, and for the years then ended, incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by WWC, P.C., independent registered public accounting firm as set forth in their report thereon. Such consolidated financial statements are incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including Annual Reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A Ordinary Shares. All information filed with the SEC can be obtained at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in that registration statement. You will find additional information about us in the registration statement. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus supplement forms a part. Statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein about these documents are summaries and each such statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website.

INCORPORATION BY REFERENCE

This prospectus supplement incorporates by reference important information about us that is not included in or delivered with this document. The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference herein is current only as of the date of such document, and the incorporation by reference of any such document shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference herein is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference herein by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference hereinto, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus supplement the following documents:

1.	Our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 21, 2025 (File No. 001-41972);

2.	Our Current Reports on Form 6-K furnished to the SEC on January 2, 2025, January 6, 2025, January 16, 2025, February 6, 2025, February 20, 2025, March 6, 2025, March 25, 2025, April 9, 2025, May, 8 2025, June 4, 2025 and June 5, 2025;

3.	The registration statements on Form S-8 regarding our securities to be offered to employees in employee benefit plans filed with the SEC on September 11, 2024 (File No. 333-282033) and June 3, 2025 (File No. 333-287741) , and any amendment thereto;

4.	The description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on February 26, 2024 (File No.: 001-41972), and any amendment or report filed for the purpose of updating such description;

5.	Any future Annual Reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

6.	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our filings with the SEC, including Annual Reports on Form 20-F and Current Reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus supplements, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

BitFuFu Inc.

9 Temasek Boulevard

Suntec Tower 2, #13-01

Singapore 038989

Tel: +65 6252 7569

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document containing the information.

PROSPECTUS

BitFuFu Inc.

US$300,000,000

Class A Ordinary Shares

Preferred Shares

Warrants

Debt Securities

Subscription Rights

Units

We may from time to time offer, issue and sell up to US$300,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A Ordinary Shares, preferred shares, warrants to purchase Class A Ordinary Shares, debt securities, subscription rights and a combination of such securities, separately or as units, in one or more offerings. We refer to our Ordinary Shares, preferred shares, warrants, debt securities, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

Each time we offer and sell the securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about such offering and the terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We may offer and sell the securities from time to time at fixed prices, at prevailing market prices or at negotiated prices, pursuant to one or more of the following methods: through agents, to or through underwriters, to or through broker-dealers, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, directly to a limited number of purchasers or to a single purchaser, or through a combination of any of these methods. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See the section entitled “Plan of Distribution” in this prospectus for a more complete description of the ways in which the securities may be offered and sold.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market, under the symbol “FUFU.” On April 17, 2025, the closing price of our Class A Ordinary Shares was US$4.32 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. We are also a “foreign private issuer” as defined in the Securities and Exchange Act of 1934, as amended, or the Exchange Act, and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders will be exempt from the reporting and “short swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. See “Our Company—Implications of Being a Foreign Private Issuer Status” and “Our Company—Implications of Being an Emerging Growth Company” for more details.

Additionally, we are a “controlled company” as defined under the Corporate Governance Rules of Nasdaq. As of the date of this prospectus, Mr. Leo Lu, our Chief Executive Officer and Chairman of the Board of Directors, owns more than 50% of the voting power represented by our issued and outstanding ordinary shares. For so long as we remain a controlled company under this definition, we are permitted to elect to rely, and currently intend to rely, on certain exemptions from corporate governance rules, including the exemption from the rule that a majority of our board of directors must be independent directors. For more details, see “Our Company—Implications of Being a Controlled Company” and “Item 3. Key Information—D. Risk Factors—Risks Related to Our Securities—We are a “controlled company” under the Corporate Governance Rules of Nasdaq and can rely on exemptions from certain corporate governance requirements that could adversely affect our public shareholders” in our most recent annual report on Form 20-F, incorporated herein by reference.

Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 10, in any accompanying prospectus supplement or in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to invest in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2025.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we may, from time to time, sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement in one or more offerings on a continuous or delayed basis. This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus or, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not, and any underwriter or agent will not, make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective cover, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

In addition, this prospectus and any accompanying prospectus supplement do not contain all the information set forth in the registration statement, including exhibits, that we have filed with the SEC on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act. We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Except as otherwise indicated or required by context, references in this prospectus to “we,” “us,” “our,” “our company,” “BitFuFu” and “the Company” are to BitFuFu Inc. and its subsidiaries.

●	References to “Amended and Restated Memorandum and Articles of Association” are to our Amended and Restated Memorandum and Articles of Association, as currently in effect;

●	References to “Arisz” are to Arisz Acquisition Corp.;

●	References to “Business Combination” are to the transaction contemplated under the Merger Agreement, including but not limited to (i) the merger of Arisz with and into the Company (the “Redomestication Merger”), with the Company surviving the Redomestication Merger as a publicly traded entity; and (ii) Merger Sub merged with and into Finfront (the “Acquisition Merger”), with Finfront surviving the Acquisition Merger as a wholly owned subsidiary of the Company;

●	References to “Class A Ordinary Shares” are to the Class A Ordinary Shares of BitFuFu Inc., par value US$0.0001 per share;

●	References to “Class B Ordinary Shares” are to the Class B Ordinary Shares of BitFuFu Inc., par value US$0.0001 per share;

●	References to “Companies Act” are to the Companies Act (2025 Revision) of the Cayman Islands, as amended;

●	References to “Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	References to “Finfront” are to Finfront Holding Company;

●	References to “Merger Agreement” are to the agreement and plan of merger, dated as of January 21, 2022 (as amended as of April 4, 2022, October 10, 2022, April 24, 2023 and July 28, 2023), by and between Arisz and Finfront, as supplemented by the joinder agreement by and among us, Finfront, Merger Sub and Arisz, dated April 4, 2022, and the supplemental joinder agreement by and among us, Finfront, Merger Sub and Arisz, dated December 20, 2023;

●	References to “Merger Sub” are to Boundary Holding Company;

●	References to “Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares of BitFuFu Inc.;

●	References to “SEC” are to the Securities and Exchange Commission;

●	References to “Securities Act” are to the Securities Act of 1933, as amended;

●	References to “U.S. Dollars,” “$,” or “US$” are to the legal currency of the United States; and

●	References to “U.S. GAAP” are to accounting principles generally accepted in the United States.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their option to purchase additional shares.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the following documents:

●	Our annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 21, 2025 (File No. 001-41972);

●	our current reports on Form 6-K furnished to the SEC on May 20, 2024, May 31, 2024, July 24, 2024, August 5, 2024, August 20, 2024, September 24, 2024, October 22, 2024, November 5, 2024, November 12, 2024, November 15, 2024, December 6, 2024, January 2, 2025, January 6, 2025, January 16, 2025, February 6, 2025, February 20, 2025, March 6, 2025, March 25, 2025 and April 9, 2025.

●	The registration statement on Form S-8 regarding our securities to be offered to employees in employee benefit plans filed with the SEC on September 11, 2024 (File No. 333-282033), and any amendment thereto;

●	The description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on February 26, 2024 (File No.: 001-41972), and any amendment or report filed for the purpose of updating such description;

●	Any future annual reports on Form 20-F filed with the SEC (i) after the date of the initial registration statement on Form F-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	Any future reports on Form 6-K that we furnish to the SEC (i) after the date of the initial registration statement on Form F-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

BitFuFu Inc.

9 Temasek Boulevard

Suntec Tower 2, #13-01

Singapore 038989

Tel: +65 6252 7569

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus or any supplement or amendment hereto. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of the document containing the information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements relating to:

●	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends and acceptance, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

●	anticipated trends, growth rates, and challenges in the digital assets industry in general and the markets in which we operate;

●	our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business in Singapore, the United States and other international markets;

●	the outcome of any legal proceedings that may be instituted against us and others following the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination;

●	our management and board composition;

●	our ability to maintain listing status on Nasdaq;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and

●	the other matters described under “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, incorporated herein by reference.

The forward-looking statements included in this prospectus, the documents incorporated by reference herein, and any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement. Moreover, we operate in an evolving environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

OUR COMPANY

Overview

We are a global leader in Bitcoin mining and comprehensive mining services, dedicated to fostering a secure, compliant, and transparent blockchain infrastructure. We make available a variety of stable and intelligent digital asset mining solutions, including one-stop cloud-mining services and miner hosting services to institutional customers and individual digital asset enthusiasts. In addition, we have access to a fleet of advanced Bitcoin miners for efficient cloud-mining service to our customers and self-mining for our own account, allowing us to seamlessly adjust business strategies and reduce risk exposure. Leveraging our strategic collaboration with Bitmain Technologies, Ltd., a world-leading cryptocurrency mining hardware manufacturer, we are able to secure a stable supply of advanced AntMiner S21 series.

Our innovative technologies are one of the key drivers to ensure our leadership position in the global digital asset mining industry. Our proprietary Aladdin system handles ultra-large scale management and dispatching of hash calculations, and has the maximum capacity to simultaneously connect millions of miners and to provide services that resolve critical mining problems arising from scalability, efficiency, authenticity, and securing hash calculations.

Our Corporate Information

We are an exempted company incorporated in the Cayman Islands with limited liability. Our principal executive office is located at 9 Temasek Boulevard, Suntec Tower 2, #13-01, Singapore 038989. Our telephone number is +65 6252 7569. Our corporate website is www.bitfufu.com. Information appearing on our website is not incorporated by reference into this prospectus or any applicable prospectus supplement.

The SEC maintains a website at www.sec.gov, which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. Additional information about us is included in the documents incorporated by reference in this prospectus, including our most recent annual report on Form 20-F filed with the SEC. See “Incorporation of Certain Documents by Reference” in this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., which is located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

Summary of Risk Factors

An investment in our securities involves significant risks. Before making an investment decision, you should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, the risk factors contained in our most recent annual report on Form 20-F, as well as any updates to those risk factors in our reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein.

Any of these risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our securities could decline, and you may lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Below is a summary of certain material risks we face, organized under relevant headings. For detailed discussions, see “Risk Factors” in this prospectus and “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, incorporated herein by reference.

Risks Related to Our Business

Risks and uncertainties relating to our business include, but are not limited to, the following:

●	our limited operating history and rapid growth making it difficult to evaluate our business and prospects;

●	our ability to innovate and provide services and products that meet the expectations of our customers;

●	price fluctuations of digital assets, in particular that of Bitcoin;

●	our ability to compete effectively against current and future competitors;

●	our reliance on a limited number of suppliers to provide us with digital asset mining equipment, hosting facilities, and other products or services critical to our business;

●	our customer concentration; and

●	risks related to power supply, including increases in power costs and power outage.

Risks Related to Our Operations

Risks and uncertainties relating to our operations include, but are not limited to, the following:

●	security breaches, threats and attacks affecting us or the digital asset industry;

●	system failure or other service disruptions of our system;

●	our ability to maintain relevant licenses and permits;

●	our reliance on third-party service providers to safeguard and manage certain digital assets;

●	risks related to loss of digital assets;

●	involvement in legal or other disputes;

●	risks related to prepayments and deposits to suppliers and account receivables from customers; and

●	uncertainties with respect to the accounting treatment of digital assets.

Risks Related to Our Industry

Risks and uncertainties relating to our industry include, but are not limited to, the following:

●	adverse changes in the regulatory and policy environment of digital assets and relevant industry players in multiple jurisdictions;

●	concerns about greenhouse gas emissions, global climate change and other ESG issues;

●	changes to the method of validating blockchain transactions;

●	increase in mining difficulty and reduced economic returns of digital asset mining activities;

●	reduced demand for blockchain technology, blockchain networks and digital assets; and

●	fraud, hacking or other adverse events to the digital asset networks.

Risks Related to the Regulatory Framework

Risks and uncertainties relating to the regulatory framework include, but are not limited to, the following:

●	current and future legislation imposing greater restrictions on the digital assets;

●	determination of us as an investment company under the 1940 Act and relevant regulatory requirements;

●	requirement to register as money services business or similar compliance requirements;

●	a digital asset’s being determined as a “security” under relevant laws, and the related registration and other compliance requirements; and

●	difficulties in securing relationship with financial institutions due to our operations in the digital asset industry.

Risks Related to Our Securities

Risks and uncertainties relating to our securities include, but are not limited to, the following:

●	uncertainty in the development of an active trading market for our shares;

●	price volatility of our shares;

●	sale or availability for sale of substantial amounts of our shares by our selling shareholders that could cause the price of our shares to fall, and certain selling shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative return;

●	potential additional dilution resulted from the exercise of warrants;

●	warrant may expire worthless, as they may never be in the money;

●	potential dilution for existing shareholders upon our issuance of additional shares;

●	potential treatment of our company as a passive foreign investment company;

●	our dual-class structure and impact on relevant shareholders’ ability to influence corporate matters;

●	our Amended and Restated Memorandum and Articles of Association and Cayman Islands law may have the effect of discouraging lawsuits against our directors and officers;

●	anti-takeover provisions contained in our Amended and Restated Memorandum and Articles of Association, as well as provisions of Cayman Islands law, could impair a takeover attempt;

●	exemptions from requirements applicable to other public companies due to our status as an emerging growth company;

●	difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in this prospectus based on foreign laws;

●	ability to maintain the listing of our securities on Nasdaq in the future; and

●	exemptions from certain corporate governance requirement under the Corporate Governance Rules of Nasdaq due to our status as a “controlled company.”

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of such exemptions. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, which would occur if the market value of the ordinary shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended. As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies. As of the date of this prospectus, Mr. Leo Lu, our Chief Executive Officer and Chairman of the Board of Directors, owns more than 50% of the voting power represented by our issued and outstanding ordinary shares. For so long as we are a “controlled company” under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including: (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors; and (iii) an exemption from the rule that our director nominees must be selected or recommended solely by independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Securities—We are a “controlled company” under the Corporate Governance Rules of Nasdaq and can rely on exemptions from certain corporate governance requirements that could adversely affect our public shareholders” in our most recent annual report on Form 20-F, incorporated herein by reference.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the heading “Risk Factors” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

General

A summary of the material provisions governing the Company’s share capital is described below. This summary is not complete and should be read together with the Company’s Amended and Restated Memorandum and Articles of Association.

We are a Cayman Islands exempted company with limited liability and our affairs is governed by the Company’s Amended and Restated Memorandum and Articles of Association, the Companies Act, and the common law of the Cayman Islands. The Company’s authorized share capital consists of 500,000,000 Ordinary Shares, consisting of 300,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 200,000,000 Class B Ordinary Shares with a par value of US$0.0001 each. All Ordinary Shares issued and outstanding were fully paid and non-assessable.

Ordinary Shares

The following are summaries of the material provisions of the Company’s Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of the Ordinary Shares.

Our Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at the general meetings, and each Class B Ordinary Share shall entitle the holder thereof to five (5) votes on all matters subject to vote at the general meetings. Our Ordinary Shares are issued in registered form and are issued when registered in its register of members.

Conversion. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of Class B Ordinary Shares to any person or entity which is not an affiliate of the holder, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares.

 Dividends. The holders of Ordinary Shares are entitled to such dividends as may be declared by the board of directors of our Company or declared by our Company’s shareholders by ordinary resolution (provided that no dividend may be declared by our Company’s shareholders which exceeds the amount recommended by its directors). Our Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of our Company’s lawfully available funds. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting rights. Voting at any meeting of shareholders is by show of hands unless a poll (before or on the declaration of the result of the show of hands) is demanded. A poll may be demanded by the chairperson of such meeting or any one shareholder present in person or by proxy. With respect to all matters subject to a shareholders’ vote, each Class A Ordinary Share is entitled to one (1) vote, and each Class B Ordinary Share is entitled to five (5) votes, voting together as one class on all matters submitted to a vote by our shareholders at any general meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the outstanding and issued Ordinary Shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to the memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General meetings of shareholders. As a Cayman Islands exempted company, our Company is not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles of Association provide that it may (but is not obliged to) in each year hold a general meeting as its annual general meeting in which case our Company shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our Company’s directors.

Shareholders’ general meetings may be convened by the chairperson of the board of directors of our Company or a majority of its board of directors (acting by a resolution of the board of directors). Advance notice of at least ten (10) calendar days is required for the convening of any general meeting of our Company’s shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholder present in person or by proxy, representing not less than one-third of all votes attaching to our Company’s issued and outstanding shares entitled to attend and vote at the general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company entitled to attend and vote at general meetings, the board of directors of our Company will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Amended and Restated Memorandum and Articles of Association do not provide our Company’s shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out in our Amended and Restated Memorandum and Articles of Association as set out below, any of our Company’s shareholders may transfer all or any of her or his Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Company’s board of directors.

Our Company’s board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which our Company has a lien. Our Company’s board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Shares is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq Stock Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our Company’s directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq Stock Market, be suspended and the register closed at such times and for such periods as our Company’s board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than thirty calendar days in any calendar year as the board may determine.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our Company’s shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our Company’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our Company’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our Company’s shareholders in proportion to the par value of the shares held by them.

Calls on shares and forfeiture of shares. Our Company’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least fourteen calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, repurchase and surrender of shares. Our Company may issue shares on terms that such shares are subject to redemption, at its option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our Company’s board of directors or by a special resolution of our Company’s shareholders. Our Company may also repurchase any of its shares on such terms and in such manner as have been approved by our Company’s board of directors or by an ordinary resolution of its shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of rights of shares. If at any time, our Company’s share capital is divided into different classes of shares, the rights attached to any class may be materially adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of additional shares. Our Amended and Restated Memorandum and Articles of Association authorize its board of directors to issue additional Ordinary Shares from time to time as the board of directors shall determine, to the extent out of available authorized but unissued Ordinary Shares.

Our Amended and Restated Memorandum and Articles of Association also authorize its board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our Company’s board of directors may issue preferred shares without action by its shareholders to the extent out of authorized but unissued preferred shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of books and records. Holders of our Company’s Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our Company’s list of shareholders or our corporate records (save for our Company’s register of mortgages and charges, its memorandum and articles of association and special resolutions of its shareholders). However, our Company will provide its shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Anti-takeover provisions. Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our Company’s board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our Company’s shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our Company’s directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted company. Our Company is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act of Cayman Islands is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act of Cayman Islands and the current Companies Act of England. In addition, the Companies Act of Cayman Islands differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act of Cayman Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property, and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition that may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholders);

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the Company’s Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Under Cayman Islands law, a company may eliminate the ability of shareholders to approve corporate matters by way of written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matters at a general meeting without a meeting being held by amending the articles of association.

Cayman Islands law and our Amended and Restated Memorandum and Articles of Association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held, and such resolution in writing shall be as valid and effective as if the same had been passed at a general meeting of our company duly convened and held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and outstanding shares of our company that as at the date of the deposit carry the right to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the our Amended and Restated Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director will also automatically cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to our company; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

Under the Companies Act, a Cayman Islands company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the our Amended and Restated Memorandum and Articles of Association, whenever our share capital is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Amended and Restated Memorandum and Articles of Association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preferred share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our Ordinary Shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Ordinary Shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause the Company to issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued Ordinary Shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of Ordinary Shares and reduce the likelihood that holders of Ordinary Shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our Ordinary Shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Class A Ordinary Shares. Warrants may be offered independently or together with Class A Ordinary Shares offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	United States federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of Class A Ordinary Shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A Ordinary Shares, holders of the warrants will not have any of the rights of holders of Class A Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A Ordinary Shares purchasable upon exercise, if any.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into other securities, including our Class A Ordinary Shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares or other securities will not have any rights of holders of Class A Ordinary Shares or other securities, and will not be entitled to dividend payments or voting rights, if any, of the Class A Ordinary Shares or other securities.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase Class A Ordinary Shares or other securities offered hereby. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A Ordinary Shares or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	directly to a limited number of purchasers or to a single purchaser; or

●	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

●	the terms of the offering;

●	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

●	any over-allotment option under which any underwriters may purchase additional securities from us; and

●	any public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

●	transactions on the Nasdaq Stock Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions;

●	under delayed delivery contracts or other contractual commitments; or

●	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our most recent annual report on Form 20-F, incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of foreign exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	with respect to Cayman Islands companies, plaintiffs may face special obstacles, including but not limited to those relating to jurisdiction and standing, in attempting to assert derivative claims in state or federal courts of the United States.

Our Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A majority of our Company’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Harney Westwood & Riegels, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law so long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (i) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (ii) the enforcement of the foreign judgment would contravene the public policy of Singapore; (iii) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (iv) the foreign judgment was obtained by fraud; or (v) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States, or any state or territory of the United States, is enforceable in Singapore.

EXPENSES RELATING TO THIS OFFERING

We will incur a SEC registration fee of US$45,930, and will also incur printing costs, legal fees and expenses, accountants’ fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

LEGAL MATTERS

We are being represented by DLA Piper UK LLP with respect to certain legal matters as to United States federal securities and New York State law. The issuance of securities offered by this prospectus and certain legal matters relating to the offering as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. DLA Piper UK LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of WWC, P.C. is 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website.